EXHIBIT 4.2

NETSMART TECHNOLOGIES, INC.
COMMON STOCK WARRANT

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS WARRANT IS SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THIS WARRANT MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

This certifies that ___________ (the “Holder”), or assigns, for value received, is entitled to purchase from Netsmart Technologies, Inc., a Delaware corporation (the “Company”), subject to the terms set forth below, a maximum of _______ fully-paid and nonassessable shares (subject to adjustment as provided herein) (the “Warrant Shares”) of the Company’s Common Stock, $.01 par value per share (the “Common Stock”), for cash at a price of $11.00 per share (subject to adjustment as provided herein) (the “Exercise Price”) at any time or from time to time up to and including 5:00 p.m. (Eastern Time) on October 14, 2010 (the “Expiration Date”), subject to the Company’s right to redeem this Warrant as described in Section 4 hereof, upon surrender to the Company at its principal office (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with the Form of Subscription attached hereto duly completed and signed and upon payment of the aggregate Exercise Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof. The Exercise Price is subject to adjustment as provided in Section 3 of this Warrant. This Warrant is issued subject to the following terms and conditions:

1.    Exercise, Issuance of Certificates. Subject to Section 4 hereof, the Holder may exercise this Warrant at any time or from time to time on or prior to the Expiration Date for all or any part of the Warrant Shares (but not for a fraction of a share) that may be purchased hereunder, as that number may be adjusted pursuant to Section 3 of this Warrant. The Company agrees that the Warrant Shares purchased under this Warrant shall be and are deemed to be issued to the Holder hereof as the record owner of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered, properly endorsed, the completed and executed Form of Subscription delivered, and payment made for such Warrant Shares (such date, a “Date of Exercise”). Certificates for the Warrant Shares so purchased, together with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered to the Holder hereof by the Company at the Company’s expense as soon as practicable after the rights represented by this Warrant have been so exercised, but in any event not later than three business days following the Date of Exercise. In case of a purchase of less than all the Warrant Shares which may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver to the Holder hereof within a reasonable time a new Warrant or Warrants of like tenor for the balance of the Warrant Shares purchasable under the Warrant surrendered upon such purchase. Each stock certificate so delivered shall be registered in the name of such Holder and issued with a legend in substantially the form of the legend placed on the front of this Warrant.

(a)    Subject to the Holder’s valid exercise of this Warrant in accordance with the preceding terms of this Section 1, the Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any subsequent action or inaction by the Holder to enforce the same. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

(b)    Payment of Exercise Price. The Holder shall pay the Exercise Price by delivering immediately available funds to the Company.

2.    Shares to be Fully Paid; Reservation of Shares. The Company covenants and agrees that all Warrant Shares, will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of all preemptive rights, liens and encumbrances, except for restrictions on transfer provided for herein. The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the rights to purchase all Warrant Shares granted pursuant to this Warrant, such number of shares of Common Stock as shall, from time to time, be sufficient therefor.

3.    Adjustment of Exercise Price and Number of Shares. The Exercise Price and the total number of Warrant Shares shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3.

(a)    Subdivision or Combination of Stock. In the event the outstanding shares of the Company’s Common Stock shall be increased by a stock dividend payable in Common Stock, stock split, subdivision, or other similar transaction occurring after the date hereof into a greater number of shares of Common Stock, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares issuable hereunder proportionately increased. Conversely, in the event the outstanding shares of the Company’s Common Stock shall be decreased by reverse stock split, combination, consolidation, or other similar transaction occurring after the date hereof into a lesser number of shares of Common Stock, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares issuable hereunder proportionately decreased.

(b)    Reclassification. If any reclassification of the capital stock of the Company or any reorganization, consolidation, merger, or any sale, lease, license, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the business and/or assets of the Company (the “Reclassification Events”) shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property, then, as a condition of such Reclassification Event, lawful and adequate provisions shall be made whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities, or other assets or property as may be issued or payable with respect to or in exchange for, the number of shares of such Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby. Upon any Reclassification Event, appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of Warrant Shares), shall thereafter be applicable, as nearly as practicable, to any shares of stock, securities, or assets thereafter deliverable upon the exercise hereof.

(c)    Notice of Adjustment. Upon any adjustment of the Exercise Price or any increase or decrease in the number of Warrant Shares, the Company shall give written notice thereof, by first class mail postage prepaid, addressed to the registered Holder of this Warrant at the address of such Holder as shown on the books of the Company. The notice shall be prepared and signed by the Company’s Chief Financial Officer and shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of Warrant Shares purchasable at such adjusted Exercise Price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

(d)    Other Notices. In case at any time:

(i)    any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend on, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right;

(ii)    any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other Person;

(iii)    any voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

(iv)    any offer by the Company for subscription to the holders of the Common Stock of any additional shares of stock of any class or other rights;

then and in each such event the Company will mail or cause to be mailed to the Holder of this Warrant a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up, and (iii) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall also state that the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act or a favorable vote of stockholders, if either is required. Such notice shall be delivered at least 20 days prior to the date specified in such notice on which any such action is to be taken or the record date, whichever is earlier.

4.    Redemption of Warrants.

(a)    Redemption. This Warrant may be redeemed at the option of the Company, at any time after one (1) year from the date hereof, following a period of twenty (20) consecutive trading days during which the per share volume weighted average price (“VWAP”) of the Common Stock equals or exceeds $30 per share, upon notice as set forth in Section 4(b) hereof, and at a redemption price equal to one-tenth of one cent ($0.001) (the “Redemption Price”) for each Warrant Share purchasable under this Warrant; provided, however, that this Warrant may not be redeemed by the Company unless the resale of the Warrant Shares purchasable hereunder has been registered under the Securities Act of 1933, as amended (the “Act”) or are otherwise freely tradable. For purposes of this Section, VWAP shall be determined with reference to the volume weighted closing sale price on the primary market on which the Common Stock is traded, as reported by UBS. This Warrant may be redeemed only if all Warrants of the Company issued contemporaneously with this Warrant in the Offering (as defined in the Subscription Agreement dated September 19, 2005 are concurrently redeemed).

(b)    Notice of Redemption. In the case of any redemption of this Warrant, the Company shall give written notice of such redemption to the Holder hereof by first-class mail, postage prepaid, to the Holder’s last address of record with the Company, not less than thirty (30) days prior to the date fixed by the Company for redemption (such date, the “Redemption Date”). Any notice which is given in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Each such notice shall specify the Redemption Date, the place of redemption and the aggregate Redemption Price, and shall state that payment of the Redemption Price will be made up on surrender of this Warrant at the place of redemption specified in such notice, and that if not exercised by the close of business on the Redemption Date, the exercise rights of the Warrant shall expire unless extended by the Company. Such notice shall also state the current Exercise Price and the Expiration Date of the Warrant, unless extended by the Company.

(c)    Payment of Redemption Price. If notice of redemption shall have been given as provided in Section 4(b), the Redemption Price shall, unless the Warrant is theretofore exercised pursuant to the terms hereof, become due and payable on the Redemption Date and at the place stated in such notice. After 5:00 p.m. (Eastern Time) on such Redemption Date, the exercise rights of this Warrant shall expire and this Warrant shall be null and void

5.    No Voting or Dividend Rights. Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to consent to receive notice as a stockholder of the Company on any other matters or any rights whatsoever as a stockholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the Warrant Shares or other securities purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised.

6.    No Impairment. The Company shall not by any action including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (c) use its reasonable best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant. Upon the request of Holder, the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form satisfactory to Holder, the continuing validity of this Warrant and the obligations of the Company hereunder.

 7.    Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged, or terminated only by an instrument in writing signed by the party against whom enforcement of the same is sought.

8.    Notices. Any notice, request, or other document required or permitted to be given or delivered to the Holder hereof or the Company shall be delivered by hand or messenger or shall be sent by certified mail, postage prepaid, or by overnight courier to the Holder at its address as shown on the books of the Company or to the Company at its principal place of business or such other address as either may from time to time provide to the other. Each such notice or other communication shall be treated as effective or having been given: (i) when delivered if delivered personally, (ii) if sent by registered or certified mail, at the earlier of its receipt or three business days after the same has been registered or certified as aforesaid, or (iii) if sent by overnight courier, on the next business day after the same has been deposited with a nationally recognized courier service.

9.    Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York applicable to contracts to be performed entirely within such State.

10.    Lost or Stolen Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

11.    Fractional Shares. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the Holder entitled to such fraction a sum in cash equal to such fraction (calculated to the nearest 1/100th of a share) multiplied by the then effective Exercise Price on the date the Form of Subscription is received by the Company.

12.    Acknowledgement. Upon the request of the Holder, the Company will at any time during the period this Warrant is outstanding, acknowledge in writing, in form reasonably satisfactory to the Holder, the continued validity of this Warrant and the Company’s obligations hereunder.

13.    Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and, subject to the terms of Section 13, the successors and assigns of the Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant, and shall be enforceable by any such Holder.

14.    Transfer. This Warrant shall be transferable only on the books of the Company maintained at its principal place of business, upon delivery thereof duly endorsed by the Holder or by its duly authorized attorney or representative or accompanied by proper evidence of succession, assignment or authority to transfer. Upon any registration of transfer, the Company shall execute and deliver a new Warrant to the person entitled thereto.

15.    Payment of Taxes. The Company shall not be required to pay any tax or taxes which may be payable with respect to any transfer of the Warrant or the Warrant Shares.

16.    Severability of Provisions. In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officer, thereunto duly authorized as of this day of October, 2005.

NETSMART TECHNOLOGIES, INC.

By:	/s/

Name: Title:

FORM OF SUBSCRIPTION

(To be signed only upon exercise of Warrant)

To:    Netsmart Technologies, Inc.

The undersigned, the holder of the attached Common Stock Warrant, hereby elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder,                                    1  shares of Common Stock of Netsmart Technologies, Inc. and such holder herewith makes payment of $_________.

The undersigned requests that certificates for such shares be issued in the name of, and delivered to:_________________________________________________________
whose address is:_______________________________________________________________.

DATED:__________________________________

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

Name:

Title:

[1]
Insert here the number of shares called for on the face of the Warrant (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised), in either case without making any adjustment for any stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant, may be deliverable upon exercise.